EXHIBIT 99.9

SECOND AMENDED AND RESTATED AGREEMENT OF JOINT FILING

The undersigned acknowledge and agree that this Schedule 13D is filed on behalf of each of them and that all subsequent amendments to this Schedule 13D may be filed on behalf of each of them without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows that such information is inaccurate.

Dated: April 21, 2017

THE BANK OF NEW YORK MELLON CORPORATION

By:  /s/ Ivan Arias

         Name:  Ivan Arias

         Title:    Attorney-in-Fact

BNY MELLON, NATIONAL ASSOCIATION

By:   /s/ Ivan Arias

         Name:   Ivan Arias

         Title:     Attorney-in-Fact

BNY MELLON IHC, LLC

By:   /s/ Ivan Arias

         Name:   Ivan Arias

         Title:    Attorney-in-Fact

MBC INVESTMENTS CORPORATION

By:   /s/ Ivan Arias

         Name:   Ivan Arias

         Title:    Attorney-in-Fact

BNY ALCENTRA GROUP HOLDINGS, INC.

By:   /s/ Steven Levinson

         Name:   Steven Levinson

         Title:    Attorney-in-Fact

ALCENTRA NY, LLC

By:   /s/ Kevin L. Cronk

         Name:  Kevin L. Cronk

         Title:    Manager and Managing Director